Exhibit 99.1

          TRANSGENOMIC, INC. ANNOUNCES APPOINTMENT OF NEW BOARD MEMBER

    OMAHA, Neb., April 18 /PRNewswire-FirstCall/ -- Transgenomic, Inc.
(OTC Bulletin Board: TBIO) announced that it has appointed Frank R. Witney, Ph.D., to its Board of Directors. Dr. Witney is currently President, CEO and a member of the Board of Directors of Panomics Inc. Panomics develops and markets products for single and multiplex gene and protein expression analysis from cell and tissue specimens, as well as cell-based assays. Dr. Witney is currently serving as a board member for Applied Precision, a privately held company that serves the semiconductor process and measurement systems and life science imaging market. Dr. Witney's professional and academic interests have been focused on the biotech and life sciences market throughout his career. Prior to his current position, he was President of PerkinElmer's Drug Discovery Business Unit and before that he served as President and COO of Packard BioSciences.

    In making this announcement, Transgenomic President and CEO, Craig Tuttle, stated, "We are very excited to have Dr. Witney join the Company's Board of Directors. Dr. Witney has a tremendous reputation in the life sciences marketplace and as a successful biotech entrepreneur. He brings a detailed understanding of genomics and gene regulation for drug targeting and therapeutic research to our Board. He will provide significant leadership to the Company as we expand our own genetic testing services laboratory business in the cancer discovery area." Mr. Tuttle further noted, "We are entering an exciting time at Transgenomic where we are applying our many years of mutation discovery and technical expertise to expand our product and service offerings and drive the company's growth. Adding Dr. Witney to the Board will aid us significantly in achieving these goals."

    About Transgenomic:  A decade of discovery 1997 - 2007

    Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE(R) DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, and Transgenomic Discovery and CLIA Lab Services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

    Transgenomic Cautionary Statements

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic, Inc.
    -0-                             04/18/2007
    /CONTACT: Debra Schneider, Chief Financial Officer of Transgenomic, Inc., +1-402-452-5400, or fax, +1-402-452-5461, investorrelations@transgenomic.com/
    /Web site:  http://www.transgenomic.com /